EXHIBIT 5.1

                    [LETTERHEAD OF JACKSON & CAMPBELL, P.C.]

                                                           January 11, 2002

Jacobson Resonance Enterprises, Inc.
8200 Jog Road, Suite 100
Boynton Beach, Florida 33437

Gentlemen:

     In connection with the Registration Statement on Form S-8 (the
"Registration Statement") of Jacobson Resonance Enterprises, Inc., a Nevada
corporation (the "Company"), filed with the Securities and Exchange Commission
(the "Commission") in accordance with the Securities Act of 1933, as amended
(the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by the Company to furnish our opinion as to the legality of up to
35,000,000 shares of Common Stock, par value $.001 per share, of the Company
(the "Shares"), 10,000,000 of which Shares registered under the Registration
Statement are reserved for issuance under the Company's 1998 Stock Option Plan, and 25,000,000 of which Shares so registered are reserved for issuance under the
Company's 2001 Stock Option Plan (collectively, the "Plans").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement on
Form S-8, (ii) the Articles of Incorporation of the Company, as amended on or before today's date, (iii) the By-Laws of the Company, as amended on or before today's date, (iv) the Plans and (v) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinion expressed in this letter.

     In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the
Documents against each party to them, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all these latter documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company.

     Based upon the above, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the respective Plans, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     Please be advised that no attorney employed by this firm is admitted to practice in the State of Nevada. As to all matters of Nevada law, we have relied on the opinion of Michael Morrison, Esq.

                                     Very truly yours,

                              /s/ JACKSON & CAMPBELL, P.C.

                                  JACKSON & CAMPBELL, P.C.